================================================================================



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                 --------------
                                    FORM 8-K
                                 --------------

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: December 20, 1999
               (Date of earliest event reported): December 20, 1999



                            ESHARE TECHNOLOGIES, INC.
                (Exact name of Company specified in its charter)



          GEORGIA                      0-22317                 58-1378534
(State or other jurisdiction of (Commission File Number)    (IRS Employer
incorporation or organization)                              Identification No.)




             5051 PEACHTREE CORNERS CIRCLE, NORCROSS, GEORGIA 30092
               (Address of principal executive offices) (Zip Code)




                                 (770) 239-4000
                (Company's telephone number, including area code)


================================================================================

Item 5.  Other Events.

         eShare Technologies, Inc. ("eShare") is filing in this report financial statements of eShare reflecting the historical effect on a pooling of interests basis of its acquisition of eShare.com, Inc. on September 1, 1999.

Item 7.  Financial Statements and Exhibits.

         (a) The following financial statements of eShare, together with the independent auditors' report thereon, are included in this report:

                  (i) consolidated balance sheets as of December 31, 1998 and 1997;

                  (ii) consolidated statements of operations for the years ended December 31, 1998 and 1997 and 1996 (unaudited for 1996);

                  (iii) consolidated statements of shareholders' equity for the years ended December 31, 1998 and 1997 and 1996 (unaudited for 1996);

                  (iv) consolidated statements of comprehensive income for the years ended December 31, 1998 and 1997 and 1996 (unaudited for 1996).

                  (v) consolidated statements of cash flows for the years ended December 31, 1998 and 1997 and 1996 (unaudited for 1996); and

                  (vi)     notes to consolidated financial statements.

         (b) Pro Forma Financial Information. None.

         (c) Exhibits. The following exhibits are included in this Report.


               EXHIBIT NUMBER           DESCRIPTION
               --------------           -----------

               99.1                     Report of KPMG LLP, independent
                                        auditors of eShare.com, Inc. (formerly
                                        eShare Technologies, Inc.)

                   ESHARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                   (FORMERLY MELITA INTERNATIONAL CORPORATION)


                        CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1997 AND 1998
                                  TOGETHER WITH
                                AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To eShare Technologies, Inc. and Subsidiaries:


We have audited the accompanying consolidated balance sheets of ESHARE TECHNOLOGIES, INC. (a Georgia corporation, and formerly Melita International Corporation) AND SUBSIDIARIES as of December 31, 1997 and 1998 and the related consolidated statements of operations, shareholders' equity, comprehensive income, and cash flows for each of the two years in the period ended December 31, 1998. These financial statements are the responsibility of eShare Technologies, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of eShare.com, Inc. (a Delaware corporation, and formerly eShare Technologies, Inc.) a company acquired during 1999 in a transaction accounted for as a pooling of interests, as discussed in Note 2. Such statements are included in the financial statements of eShare Technologies, Inc. and subsidiaries and reflect total assets and total revenues of 4% and 1% in 1997, respectively, and reflect total assets and total revenues of 4% and 4%, in 1998, respectively, of the related totals. These statements were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to amounts included for eShare.com, Inc., is based solely upon the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of eShare Technologies, Inc. and subsidiaries as of December 31, 1997 and 1998 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.


                                              Arthur Andersen LLP


Atlanta, Georgia
September 1, 1999

                   ESHARE TECHNOLOGIES, INC. AND SUBSIDIARIES

                   (FORMERLY MELITA INTERNATIONAL CORPORATION)


                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1998

                        (IN THOUSANDS, EXCEPT SHARE DATA)


                           ASSETS                                   1997       1998
----------------------------------------------------------        --------   --------
CURRENT ASSETS:
   Cash and cash equivalents                                      $  8,147   $  8,027
   Marketable securities                                            23,969     22,756
   Accounts receivable, net of allowance for doubtful
      accounts of $886 and $2,600 at December 31, 1997 and
      1998, respectively                                            16,066     33,788
   Inventories                                                       2,461      1,260
   Deferred taxes                                                    2,035      3,731
   Prepaid expenses and other                                          258        458
                                                                  --------   --------
            Total current assets                                    52,936     70,020
                                                                  --------   --------


PROPERTY AND EQUIPMENT, AT COST:
   Furniture and fixtures                                            1,872      2,466
   Equipment                                                         8,935     12,650
   Leasehold improvements                                              921      1,198
                                                                  --------   --------
            Total property and equipment                            11,728     16,314
   Less accumulated depreciation                                     5,958      8,413
                                                                  --------   --------
            Net property and equipment                               5,770      7,901
                                                                  --------   --------
   Other assets                                                        155        563
                                                                  --------   --------
                                                                   $58,861    $78,484
                                                                  ========   ========



            LIABILITIES AND SHAREHOLDERS' EQUITY                    1997       1998
----------------------------------------------------------        --------   --------
CURRENT LIABILITIES:
   Accounts payable                                               $  5,787   $  7,265
   Accrued liabilities                                               7,991     12,516
   Deferred revenue                                                  4,145      6,574
   Customer deposits                                                 1,988        815
   Current portion of notes payable                                    116        194
                                                                  --------   --------
            Total current liabilities                               20,027     27,364
                                                                  --------   --------
COMMITMENTS AND CONTINGENCIES (NOTE 6)

NOTES PAYABLE, EXCLUDING CURRENT PORTION                               185        226
                                                                  --------   --------
CONVERTIBLE NOTES PAYABLE                                                -      2,500
                                                                  --------   --------
SHAREHOLDERS' EQUITY:
   Preferred stock, no par value; 20,000,000 shares
      authorized; no shares issued and outstanding at
      December 31, 1997 and 1998                                         -          -
   Common stock, no par value; 100,000,000 shares
      authorized; 20,770,395 shares issued and outstanding
      at December 31, 1997 and 20,872,738 shares issued and
      outstanding at December 31, 1998                                  69         69
   Additional paid-in capital                                       42,848     44,282
   Deferred compensation                                               (8)      (303)
   Accumulated other comprehensive income                               30         96
   Retained earnings                                                (4,290)     4,250
                                                                  --------   --------
            Total shareholders' equity                              38,649     48,394
                                                                  --------   --------
                                                                   $58,861    $78,484
                                                                  ========   ========



     All prior period amounts have been restated to reflect the acquisition of eShare.com, Inc. in a pooling transaction.

       The accompanying notes are an integral part of these consolidated balance sheets.

                   ESHARE TECHNOLOGIES, INC. AND SUBSIDIARIES

                   (FORMERLY MELITA INTERNATIONAL CORPORATION)


                      CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997, AND 1998

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                     1996          1997          1998
                                                    -------      --------       -------
                                                  (Unaudited)

NET REVENUES:
   Product                                          $32,077      $ 46,481       $71,333
   Service                                           15,944        20,039        25,748
                                                    -------      --------       -------
            Total revenues                           48,021        66,520        97,081
                                                    -------      --------       -------
COST OF REVENUES:
   Product                                           11,494        15,577        21,680
   Service                                            6,994         9,642        13,346
                                                    -------      --------       -------
            Total cost of revenues                   18,488        25,219        35,026
                                                    -------      --------       -------
GROSS MARGIN                                         29,533        41,301        62,055
                                                    -------      --------       -------
OPERATING EXPENSES:
   Engineering, research, and development             5,158         8,003        11,798
   Selling, general, and administrative              17,655        26,080        36,208
   Write-off of purchased software                        -           268             -
                                                    -------      --------       -------
            Total operating expenses                 22,813        34,351        48,006
                                                    -------      --------       -------
INCOME FROM OPERATIONS                                6,720         6,950        14,049

OTHER INCOME, NET                                       178           417         1,067
                                                    -------      --------       -------
INCOME BEFORE INCOME TAXES                            6,898         7,367        15,116

INCOME TAX PROVISION (BENEFIT):
   Tax provision as C corporation                         2         3,024         6,576
   Deferred tax adjustment                                -        (1,473)            -
                                                    -------      --------       -------
NET INCOME                                          $ 6,896      $  5,816       $ 8,540
                                                    =======      ========       =======

PRO FORMA NET INCOME:
   Income before income taxes                       $ 6,898      $  7,367       $15,116
   Pro forma income taxes                             2,827         4,469         6,576
                                                    -------      --------       -------
                                                    $ 4,071      $  2,898       $ 8,540
                                                    =======      ========       =======

EARNINGS PER SHARE:
   Basic earnings per share                         $  0.39      $   0.30       $  0.41
                                                    =======      ========       =======

   Diluted earnings per share                       $  0.38      $   0.28       $  0.38
                                                    =======      ========       =======

   Pro forma basic earnings per share               $  0.23      $   0.15       $  0.41
                                                    =======      ========       =======

   Pro forma diluted earnings per share             $  0.23      $   0.14       $  0.38
                                                    =======      ========       =======

WEIGHTED AVERAGE SHARES OUTSTANDING:
   Basic                                             17,690        19,434        20,795
                                                    =======      ========       =======

   Diluted                                           18,011        20,587        22,188
                                                    =======      ========       =======

     All prior period amounts have been restated to reflect the acquisition of eShare.com, Inc. in a pooling transaction.

       The accompanying notes are an integral part of these consolidated statements.

                   ESHARE TECHNOLOGIES, INC. AND SUBSIDIARIES

                   (FORMERLY MELITA INTERNATIONAL CORPORATION)


                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997, AND 1998

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                                           OTHER
                                                  COMMON STOCK     ADDITIONAL            COMPREHEN-
                                                -----------------   PAID-IN    TREASURY    SIVE       DEFERRED    RETAINED
                                                  SHARES   AMOUNT   CAPITAL     STOCK     INCOME    COMPENSATION  EARNINGS   TOTAL
                                                ---------  ------  ----------  --------  ---------  ------------  --------  -------
BALANCE, DECEMBER 31, 1995 (UNAUDITED)         13,633,428    $49    $     22     $(64)    $  5        $     -     $  6,575  $ 6,587

   Net income before pro forma income taxes             -      -           -        -        -              -        6,896    6,896
   Proceeds from the issuance of common stock           -      -       2,634       64        -              -            -    2,698
   Distributions to shareholders                        -      -           -        -        -              -       (3,424)  (3,424)
   Foreign currency translation adjustment              -      -           -        -       30              -            -       30
                                               ----------    ---     -------    -----      ---          -----      -------- -------
BALANCE, DECEMBER 31, 1996 (UNAUDITED)         13,633,428     49       2,656        -       35              -       10,047   12,787

   Net income                                           -      -           -        -        -              -        5,816    5,816
   Issue of warrants                                    -      -         157        -        -              -            -      157
   Exercise of warrants                                 -      -           1        -        -              -            -        1
   Deferred compensation                                -      -          12        -        -            (12)           -        -
   Amortization of deferred compensation                -      -           -        -        -              4            -        4
   Proceeds from the issuance of common stock   4,025,000      -      40,042        -        -              -            -   40,042
   Combination transaction                      3,111,967     20         (20)       -        -              -            -        -
   Note and cash distribution to shareholders           -      -           -        -        -              -      (20,153) (20,153)
   Unrealized gain on marketable securities             -      -           -        -       15              -            -       15
   Foreign currency translation adjustment              -      -           0        -      (20)             -            -      (20)
                                               ----------    ---     -------    -----      ---          -----      -------- -------
BALANCE, DECEMBER 31, 1997                     20,770,395     69      42,848        -       30             (8)      (4,290)  38,649

   Net income                                           -      -           -        -        -              -        8,540    8,540
   Exercise of warrants                                 -      -           1        -        -              -            -        1
   Deferred compensation                                -      -         394        -        -           (394)           -        -
   Amortization of deferred compensation                -      -           -        -        -             99            -       99
   Proceeds from the issuance of common stock     102,343      -       1,039        -        -              -            -    1,039
   Unrealized gain on marketable securities             -      -           -        -       89              -            -       89
   Foreign currency translation adjustment              -      -           -        -      (23)             -            -      (23)
                                               ----------    ---     -------    -----      ---          -----      -------  -------
BALANCE, DECEMBER 31, 1998                     20,872,738    $69     $44,282    $   -      $96          $(303)     $ 4,250  $48,394
                                               ==========    ===     =======    =====      ===          =====      =======  =======



     All prior period amounts have been restated to reflect the acquisition of eShare.com, Inc. in a pooling transaction.

       The accompanying notes are an integral part of these consolidated statements.

                   ESHARE TECHNOLOGIES, INC. AND SUBSIDIARIES

                   (FORMERLY MELITA INTERNATIONAL CORPORATION)


                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997, AND 1998

                                 (IN THOUSANDS)








                                                     1996            1997         1998
                                                    ------          ------       ------
                                                 (Unaudited)
NET INCOME                                          $6,896          $5,816       $8,540
                                                    ------          ------       ------
OTHER COMPREHENSIVE INCOME, NET OF TAX:
    Foreign currency translation adjustment             30             (20)         (23)
    Unrealized gain on marketable securities             -              15           89
                                                    ------          ------       ------
              Other comprehensive income                30              (5)          66
                                                    ------          ------       ------
COMPREHENSIVE INCOME                                $6,926          $5,811       $8,606
                                                    ======          ======       ======








     All prior period amounts have been restated to reflect the acquisition of eShare.com, Inc. in a pooling transaction.

       The accompanying notes are an integral part of these consolidated statements.

                   ESHARE TECHNOLOGIES, INC. AND SUBSIDIARIES

                   (FORMERLY MELITA INTERNATIONAL CORPORATION)


                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997, AND 1998

                                 (IN THOUSANDS)




                                                          1996           1997           1998
                                                        --------       --------       --------
                                                       (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income or pro forma net income                    $  6,896       $  5,816       $  8,540
  Adjustments to reconcile net income or pro forma
   net income to net cash provided by operating
   activities:
     Deferred taxes                                            -         (2,035)        (1,695)
     Depreciation and amortization                         1,289          1,816          2,463
     Noncash financing expense                                 -            125              -
     Noncash compensation expense                              -              4             99
     Deferred interest expense                                 -             11             98
     Loss on sale of property and equipment                    6              -              -
     Changes in assets and liabilities:
       Accounts receivable                                (2,684)        (4,164)       (17,723)
       Inventories                                           585            (19)         1,201
       Prepaid expenses and other assets                     163            (79)          (201)
       Accounts payable and accrued liabilities              578          6,943          5,904
       Deferred revenue                                      472          1,080          2,429
       Customer deposits                                   1,417         (1,861)        (1,173)
       Other, net                                             63           (126)          (103)
                                                        --------       --------       --------
         Total adjustments                                 1,889          1,695         (8,701)
                                                        --------       --------       --------
         Net cash provided by (used in) operating
           activities                                      8,785          7,511           (161)
                                                        --------       --------       --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property equipment                         (1,691)        (4,273)        (4,585)
  Purchased software                                        (343)           (22)             -
  Purchases (sale) of marketable securities                    -        (23,954)         1,302
                                                        --------       --------       --------
         Net cash used in investing activities            (2,034)       (28,249)        (3,283)
                                                        --------       --------       --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of convertible notes                       $        -       $  1,000       $  2,500
  Deferred offering costs                                      -              -           (335)
  Repayment of capital lease obligations                     (48)           (19)             -
  Net proceeds from issuance of common stock               2,698         39,046          1,039
  Acquisition of treasury stock                              (64)             -              -
  Exercise of warrants                                         -              -              1
  Proceeds from issuance of debt                             245          1,162            673
  Repayment of debt                                         (408)          (860)          (554)
  Repayment of notes payable to stockholder                    -         (2,625)             -
  Repayment of notes payable to stockholder
     representing distributions                             (375)       (12,900)             -
  Distributions to stockholder                            (3,424)        (7,253)             -
                                                        --------       --------       --------
         Net cash (used in) provided by financing
           activities                                     (1,376)        17,551          3,324
                                                        --------       --------       --------
NET CHANGE IN CASH AND CASH EQUIVALENTS                    5,375         (3,187)          (120)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR               5,959         11,334          8,147
                                                        --------       --------       --------
CASH AND CASH EQUIVALENTS, END OF YEAR                  $ 11,334       $  8,147       $  8,027
                                                        ========       ========       ========
MARKETABLE SECURITIES                                   $      -       $ 23,969       $ 22,756
                                                        ========       ========       ========

CASH, CASH EQUIVALENTS, AND MARKETABLE SECURITIES       $ 11,334       $ 32,116       $ 30,783
                                                        ========       ========       ========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest during the year                $    283       $    400       $     34
                                                        ========       ========       ========

  Income taxes paid                                     $      -       $  3,199       $  6,395
                                                        ========       ========       ========

  Purchase of software with common stock                $    188       $      -       $      -
                                                        ========       ========       ========

  Conversion of notes payable to common stock           $      -       $  1,000       $      -
                                                        ========       ========       ========



     All prior period amounts have been restated to reflect the acquisition of eShare.com, Inc. in a pooling transaction.

       The accompanying notes are an integral part of these consolidated statements.

                   ESHARE TECHNOLOGIES, INC. AND SUBSIDIARIES

                   (FORMERLY MELITA INTERNATIONAL CORPORATION)


                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1996, 1997, AND 1998



1.       DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         eShare Technologies, Inc. (the "Company") is a leading provider of unified Web and telephony customer communications solutions for customer contact centers, e-Commerce and on-line communities. Prior to October 4, 1999, the Company was named Melita International Corporation.

         All 1996 disclosures in the accompanying financial statements and related footnotes have not been audited.

         COMPLETION OF INITIAL PUBLIC OFFERING

         On June 4, 1997, the Company completed an initial public offering (the "Offering") of 4,025,000 shares of common stock at $10 per share resulting in net proceeds of $36,046,000.

         BASIS OF COMBINATION

         Prior to June 4, 1997, the financial statements are presented on a combined basis and include the accounts of the Company, Melita Europe Limited ("eShare Europe"), and Inventions, Inc. ("Inventions") since all were under common control. All significant intercompany accounts and transactions have been eliminated in combination.

         Concurrent with the Offering, the shareholders of eShare Europe and Inventions contributed their respective shares in exchange for 3,143,395 shares of the Company. The combination was treated similar to a pooling of interests and no step-up basis was recorded as the entities involved were under common control.

         PRINCIPLES OF CONSOLIDATION

         The accompanying financial statements since June 4, 1997 include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances have been eliminated in consolidation.

         CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments purchased with an original maturity of three months or less to cash or cash equivalents.

         MARKETABLE SECURITIES

         The Company's marketable securities are categorized as available-for-sale securities, as defined by the Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Unrealized holding gains and losses are reflected as a net amount in a separate component of shareholders' equity until realized. For the purpose of computing realized gains and losses, cost is identified on a specific identification basis.

         INVENTORIES

         Inventories are stated at the lower of cost (first-in, first-out method) or market. Cost includes raw materials, labor, and overhead. Market is defined as replacement cost for work in progress and raw materials and net realizable value for finished goods. Inventories consist of the following at December 31, 1997 and 1998 (in thousands):

                                                  1997          1998
                                                 ------        ------
              Raw materials                      $1,251        $  143
              Work in progress                      457            37
              Finished goods                        753         1,080
                                                 ------        ------
                                                 $2,461        $1,260
                                                 ======        ======


         PROPERTY AND EQUIPMENT

         Property and equipment are recorded at cost. The straight-line method of depreciation was adopted for property placed in service after September 30, 1997. Prior to September 30, 1997, an accelerated method was used. The difference between the accelerated method and the straight-line method was immaterial. The estimated useful lives are as follows:

              Furniture and fixtures         Five to seven years
              Equipment                      Three to seven years
              Leasehold improvements         Remaining life of lease

         INCOME TAXES

         Prior to June 4, 1997, the Company and Inventions were organized as S corporations under the Internal Revenue Code and, therefore, were not subject to federal income taxes. The income or loss of the Company and Inventions was included in the shareholders' individual federal and state tax returns, and as such, no provision for income taxes was recorded in the accompanying combined statements of operations. The Company historically made distributions to cover the shareholders' anticipated tax liability.

         In connection with the Offering, the Company converted its U.S. taxable status from an S corporation to a C corporation, and accordingly, became subject to federal and state income taxes. Upon the conversion, the Company recognized a one-time benefit by recording deferred tax assets of $1,473,000.

         The accompanying financial statements prior to June 4, 1997 reflect a provision for income taxes on a pro forma basis as if the Company were liable for federal and state income taxes as a taxable corporate entity throughout the years presented. The pro forma income tax provision has been computed by applying the Company's anticipated statutory tax rate to pretax income, adjusted for permanent tax differences and valuation allowances (Note 4).

         FOREIGN CURRENCY TRANSLATION

         The financial statements of eShare Europe are translated into U.S. dollars in accordance with SFAS No. 52, "Foreign Currency Translation." Net assets of eShare Europe are translated at the current rates of exchange at December 31. Income and expense items are translated at the average exchange rate for the year. The resulting translation adjustments are recorded in shareholders' equity. The Company has recognized foreign exchange gains (losses) of approximately $30,000, $(20,000), and $(23,000) in 1996, 1997, and 1998, respectively.

         REVENUE RECOGNITION

         The Company generates product revenues from both hardware and software. The Company's service revenues are generated from maintenance contracts which include support, parts and labor, and software update rights. Service revenues also include fee-based installation, training, and consulting services.

         The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position ("SOP") 97-2, "Software Revenue Recognition," as amended by SOP 98-9.

         The Company recognizes product revenues when a contract has been executed, the product has been shipped, the Company has no significant obligations yet to be satisfied, the fee is fixed and determinable, and collection of the resulting receivable is deemed to be probable. Software delivered on a trial basis is not recorded as revenue until a permanent key is delivered to the customer. Certain of the Company's sales contracts provide for certain payment terms normally based upon signing the contract, customer receipt of the product, and commencement of operation of the customer's system.

         Revenues from maintenance contracts are deferred and recognized ratably over the term of the contractual support period. If maintenance is included in the original contract, such amounts are unbundled from the license fee based on the value established by the independent sale of such maintenance to customers. Consulting revenues are primarily related to implementation services performed under separate service arrangements related to the installation of the Company's hardware and software products. Revenues from consulting, installation, and training services are recognized as the services are performed.

         Deferred revenues primarily relate to products that have not yet been delivered and maintenance services which have been paid by the customers prior to the performance of those services. Deferred revenue amounted to $4,145,000 and $6,574,000 at December 31, 1997 and 1998, respectively.

         CAPITALIZED SOFTWARE DEVELOPMENT COSTS

         Research and development expenditures are charged to expense as incurred. Software development costs are charged to research and development expense until technological feasibility is established, after which remaining software production costs are capitalized in accordance with SFAS No. 86, "Accounting for Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." The Company has defined technological feasibility of its products as the point in which time the Company has a working model of the related product, which is when the product has achieved "beta" status. Historically, the development costs incurred during the period between the achievement of beta status by a product and the point at which the product is available for general release to customers have not been material. Accordingly, the Company has concluded that the amount of development costs capitalizable under the provisions of SFAS No. 86 was not material to the financial statements for the years ended December 31, 1996, 1997, and 1998. Therefore, the Company charged all software development costs to expense as incurred for the years ended December 31, 1996, 1997, and 1998.

         During 1997, based on the Company's evaluation of the future market potential and recoverability of one of its purchased software products, which was made available to customers in 1996, the Company wrote off the unamortized costs of $268,000.

         WARRANTY COSTS

         The Company generally warranties its products for 90 days and provides for estimated warranty costs upon shipment of such products. Warranty costs have not been and are not anticipated to be significant.

         CONCENTRATIONS OF CREDIT RISK

         Concentrations of credit risk with respect to accounts receivable are limited due to the wide variety of customers and markets for which the Company's services are provided as well as their dispersion across many different geographic areas. As a result, as of December 31, 1997 and 1998, the Company did not consider itself to have any significant concentrations of credit risk. During 1997, only BankOne Services Corporation (now First USA Bank), at 11.8%, accounted for greater than 10% of total revenues. During 1998, only CitiGroup, at 13.1%, accounted for greater than 10% of total revenues. In 1996, 1997, and 1998, the Company's five largest customers accounted for approximately 24.5%, 27.9%, and 23.2%, respectively, of total revenues. These sales were predominantly to customers in the financial services industry. Although the particular customers may change from period to period, the Company expects that large sales to a limited number of customers will continue to account for a significant percentage of its revenues in any particular period for the foreseeable future.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         BASIC AND DILUTED NET EARNINGS PER SHARE

         Basic earnings per share and pro forma basic earnings per share are computed using net income or pro forma net income divided by the sum of
         (i) the weighted average number of shares of common stock outstanding ("Weighted Shares") for the period presented including the number of shares issued in the combination of the Company, eShare Europe, and Inventions discussed in Note 1 and (ii) for periods prior to the Offering, the number of shares pursuant to Staff Accounting Bulletin 1B.3 that at the assumed public offering price would yield proceeds in the amount necessary to pay the distribution to the majority stockholder as a result of the Offering that are not covered by the earnings for the year ("Distribution Shares").

         The only difference between basic and diluted net earnings per share is the result of the treasury stock method effect of common equivalent shares ("CESs"). Diluted earnings per share and pro forma diluted earnings per share are computed using net income or pro forma net income divided by the sum of (i) Weighted Shares, (ii) the Distribution Shares, and (iii) the treasury stock method effect of CESs outstanding of 321,000, 1,153,000, and 1,393,000 for the years ended December 31,
         1996, 1997, and 1998, respectively.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The book values of accounts receivable, accounts payable, and other financial instruments approximate their fair values at December 31, 1996, 1997, and 1998 principally because of the short-term maturities of these instruments.

         LONG-LIVED ASSETS

         The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company uses the undiscounted future cash flow to determine if an impairment loss is to be recognized.

         ACCRUED LIABILITIES

         Accrued liabilities at December 31, 1997 and 1998 include the following (in thousands):


                                                        1997          1998
                                                        ----          ----
              Accrued salaries and wages               $3,279       $ 4,935
              Other current liabilities                 4,386         7,179
              Accrued rent                                315           292
                                                       ------      --------
                                                       $7,980       $12,406
                                                       ======       =======

         NEW ACCOUNTING PRONOUNCEMENTS

         In 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 is effective for the year ending December 31, 2000. The adoption of this statement is not expected to have a significant impact on the Company's financial statements.

         RECLASSIFICATIONS

         Certain reclassifications have been made to the prior year financial statements to conform to the current year presentation.


2.       ACQUISITION

         On September 1, 1999, the Company completed the acquisition of eShare.com, Inc., a leading provider of real-time customer service and interactive communications solutions for e-Commerce and on-line communities. The shareholders of eShare.com, Inc. received 6,050,000 shares of the Company's common stock. The new combined company was renamed eShare Technologies, Inc. on October 4, 1999. The acquisition was accounted for as a pooling of interests, therefore, all prior period amounts have been restated. A reconciliation between revenue and net income as previously reported and as restated follows:


                                                                                       FOR THE YEAR ENDED
                                                                                          DECEMBER 31
                                                                                ----------------------------------
                                                                                1996          1997         1998
                                                                                ----          ----         ----
                                                                                         (In Thousands)
     Revenue:
         As previously reported                                                 $47,540      $65,790       $93,410
         eShare                                                                     481          730         3,671
                                                                                -------      -------       -------
         As restated                                                            $48,021      $66,520       $97,081
                                                                                =======      =======       =======

     Net Income (loss):
         As previously reported                                                $  7,609      $10,529       $11,685
         eShare                                                                    (713)      (4,713)       (3,145)
                                                                                -------      -------       -------
         As restated                                                           $  6,896      $ 5,816       $ 8,540
                                                                                =======      =======       =======

3.       NOTES PAYABLE

         NOTES PAYABLE TO SHAREHOLDERS

         In 1997, the Company issued to the shareholder notes payable in the amount of $12,900,000 representing undistributed earnings through December 31, 1996. Additionally, the Company accumulated earnings of $7,253,000 through the closing date of the Offering. With the proceeds from the Offering, the Company paid an original note of $2,625,000, the $12,900,000 notes payable, and the $7,253,000 of additional accumulated earnings through the closing date of the Offering.

         Interest paid to the shareholder was $271,000, $335,000, and $0 for the years ended December 31, 1996, 1997, and 1998, respectively.

         NOTES PAYABLE TO BANK

         The Company had outstanding notes payable of approximately $300,000 and $420,000 as of December 31, 1997 and 1998, respectively. These notes are payable over 36 months and require the Company to maintain certain financial covenants. In August and September of 1998, the Company issued three 10% convertible notes due February 1, 1999 for an aggregate amount of $2,500,000. These notes were converted to equity in February of 1999 and are therefore classified as long term in the accompanying balance sheets.


4.       INCOME TAXES

         In connection with the Offering, the Company converted from an S corporation to a C corporation and, accordingly, became subject to federal and state income taxes. eShare.com, Inc. incurred pretax losses in 1996, 1997 and 1998. The components of the total deferred tax assets as of December 31, 1997, and 1998 are as follows (in thousands):


                                                                                       1997         1998
                                                                                    -------       -------
              Deferred tax assets and liabilities:
                  Deferred revenue                                                  $ 1,207       $ 1,866
                  Net operating loss carryforwards                                    1,734         3,000
                  Accrued liabilities                                                   231           643
                  Allowance for doubtful accounts                                       267           840
                  Depreciation                                                          (93)           (4)
                  Inventory                                                             405           394
                                                                                    -------       -------
                            Total deferred tax assets                                 3,751         6,739
                                                                                    -------       -------
                            Valuation allowance                                      (1,716)       (3,008)
                                                                                    -------       -------
                            Total net deferred tax assets                           $ 2,035       $ 3,731
                                                                                    =======       =======

      The following summarizes the components of the income tax provision for the years ended December 31, 1996, 1997, and 1998 (in thousands):


                                                                                      Pro Forma
                                                                                 -------------------       ACTUAL
                                                                                  1996         1997         1998
                                                                                 ------       ------      -------

     Current domestic taxes:
         Federal                                                                 $1,706       $2,803      $ 6,304
         State                                                                      283          329          552
     Foreign taxes                                                                  (75)         109        1,143
     Deferred taxes                                                                 913        1,228       (1,426)
                                                                                 ------       ------      -------
                   Tax provision                                                 $2,827       $4,469      $ 6,573
                                                                                 ======       ======      =======

      A reconciliation from the federal statutory rate to the tax provision for the years ended December 31, 1996, 1997, and 1998 is as follows:

                                                                                       Pro Forma
                                                                                 -------------------       ACTUAL
                                                                                  1996         1997         1998
                                                                                 ------       -----       -------
     Statutory federal tax rate                                                    34.0%       34.0%         35.0%
     State income taxes, net of federal tax benefit                                 4.0         4.0           2.4
     Foreign operations                                                            (1.3)       (1.2)         (0.8)
     Valuation allowance                                                            0.5         0.2          (0.6)
     Other                                                                          3.8        23.7           7.3
                                                                                 ------       -----       -------
                   Effective tax rate                                              41.0%       60.7%         43.3%
                                                                                 ======       =====       =======


         As of December 31, 1998, the Company has net operating loss carryforwards of approximately $8,000,000 which expire through 2013. At December 31, 1998, the Company has established a valuation allowance against its net deferred tax assets due to the Company's history of pretax losses and since a significant portion of these tax loss carryforwards may be subject to substantial annual limitations under the change in stock ownership imposed by Internal Revenue Code Section 382.

5.       BENEFIT PLAN

         The Company has a defined contribution profit-sharing plan (the "Plan") for substantially all employees meeting the eligibility requirements as defined in the plan agreement. The Plan provides for annual contributions by the Company at the discretion of the board of directors. The Plan also contains a 401(k) feature which allows participants to contribute up to 15% of their eligible compensation, as defined, and provides for discretionary employer matching contributions. Total contributions by the Company to the Plan were $119,000, $429,000, and $391,000 for the years ended December 31, 1996,
         1997, and 1998, respectively.

6.       COMMITMENTS AND CONTINGENCIES

         LEASE COMMITMENTS

         At December 31, 1998, the future minimum operating lease payments (including leases with related parties) under noncancellable operating leases were as follows (in thousands):


              1999                                                              $  979
              2000                                                                 897
              2001                                                                 847
              2002                                                                 682
              Thereafter                                                         1,768
                                                                                ------
                            Total future minimum lease payments                 $5,173
                                                                                ======

         The Company's leases are primarily for equipment and facilities. Total rental expense for operating leases was $768,000, $859,000, and $1,029,000 in 1996, 1997, and 1998, respectively.

         In August 1994, the Company entered into a lease agreement with an unrelated party to lease land and buildings commencing April 1994. The agreement provides for annual rentals of approximately $542,000 to $636,000 per year over a ten-year term. In November 1995, the Company's majority shareholder purchased the land and buildings and now rents them to the Company under the terms of the original lease. Rent expense paid to the shareholder was $543,000, $554,000, and $555,000 in 1996,
         1997, and 1998, respectively.

         LEGAL MATTERS

         Many of the Company's installations involve products that are critical to the operations of its clients' businesses. Any failure in a Company product could result in a claim for substantial damages against the Company, regardless of the Company's responsibility for such failure. Although the Company attempts to limit contractually its liability for damages arising from product failures or negligent acts or omissions, there can be no assurance the limitations of liability set forth in its contracts will be enforceable in all instances.

         The Company is subject to legal proceedings and claims which have arisen in the ordinary course of business. In the opinion of management, the amount of potential liability with respect to these actions will not materially affect the financial position or results of operations of the Company.


7.       STOCK OPTION PLANS

         During 1992, the Company approved a stock option plan (the "1992 Plan") for key employees for which 640,000 shares of common stock were authorized for use in the Plan. During 1995, the number of authorized shares was increased to 1,000,000 shares of common stock. Options are granted at the fair market value and are exercisable based on the specific terms of the grant up to ten years from the grant date. Options granted primarily vest ratably over a four- or five-year employment period. The Company reserved the right to purchase vested options at the then-estimated fair market value prior to the date of an IPO. During 1996, the Company purchased 30,250 vested but unexercisable options held by terminated employees for $39,774. No options were purchased during 1997 or 1998. Cash paid to repurchase options is expensed as incurred.

         On February 6, 1997, the Company approved the 1997 Stock Option Plan (the "1997 Plan") for which 1,350,000 shares of common stock were authorized for issuance, less any options issued under the 1992 Plan. In October of 1997, the Company increased the number of shares available under the 1997 Plan to 1,850,000. On May 11, 1998, the shareholders approved an amendment to the 1997 Plan whereby the number of shares of common stock available for issuance under the 1997 Plan will automatically be adjusted on the first day of each fiscal year, beginning with 1998, by a number of shares such that the total number of shares reserved for issuance under the 1997 Plan equals the sum of
         (i) the aggregate number of shares previously issued under the 1997 Plan and the 1992 Plan, (ii) the aggregate number of shares subject to then outstanding options granted under the 1997 Plan and the 1992 Plan, and (iii) 5% of the number of shares of common stock outstanding on the last day of the preceding fiscal year. Options are granted at the fair market value and are exercisable based on the specific terms of the grant up to ten years from the grant date. The options vest primarily over a four-year period subject to acceleration upon the achievement of certain performance measures.

         In 1997 and 1998, eShare.com, Inc. granted options at exercise prices below the fair market value on the date of grant. The excess of the fair value of the common stock over the exercise price was approximately $12,000 and $394,000, respectively, which was recorded as deferred compensation and was amortized over the vesting period.
         These options vested immediately upon the change in control of the Company on September 1, 1999.

         Activity for the 1992 Plan and 1997 Plan is as follows (number of shares in thousands):

                                                                                                           OPTION
                                                                                             OPTIONS        PRICE
                                                                                             -------     -----------
         Outstanding at December 31, 1996                                                      861       $2.75-$3.00
             Granted                                                                           185       $0.43-$4.07
             Exercised                                                                          --
             Forfeited/repurchased                                                             (57)      $2.75-$4.07
                                                                                            ------
         Outstanding at December 31, 1997                                                      989       $0.43-$4.07
             Granted                                                                           736      $0.43-$10.00
             Exercised                                                                          --
             Forfeited/repurchased                                                            (120)     $2.91-$10.00
                                                                                            ------
         Outstanding at December 31, 1998                                                    1,605      $0.43-$10.00
             Granted                                                                         1,287      $0.43-$10.00
             Exercised                                                                        (103)
             Forfeited/repurchased                                                            (534)     $0.43-$14.50
                                                                                            ------
         Outstanding at December 31, 1999                                                    2,255      $0.43-$14.50
                                                                                            ======

         At December 31, 1998, options to purchase 1,303,000 shares were available for future grant and options were exercisable to purchase 969,000 shares, as discussed in the following table (number of shares in thousands):

                                NUMBER OF SHARES         WEIGHTED           NUMBER            WEIGHTED
                                 OUTSTANDING AT           AVERAGE       EXERCISABLE AT       AVERAGE
           EXERCISE               DECEMBER 31,           EXERCISE        DECEMBER 31,         EXERCISE
            PRICES                    1998                 PRICE             1998              PRICE
           --------               ------------           --------        ------------        ---------
            $4.07-$7.94                 215                $5.30               99             $  4.71
            $0.43-$0.63                 486                 0.50              270                0.56
           $8.38-$10.00                 553                 9.11               64                9.30
            $2.75-$3.00                 621                 2.89              529                2.88
          $10.25-$14.50                 380                11.31                7               10.25
                                      2,255                 5.50              969                2.90

         During, 1995, the Financial Accounting Standards Board issued SFAS No. 123, which defines a fair value-based method of accounting for an employee stock option plan or similar equity instrument. However, it also allows an entity to continue to measure compensation cost for those plans using the method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting in APB No. 25 must make pro forma disclosures of net income and, if presented, earnings per share, as if the fair value-based method of accounting defined in the statement had been applied.

         The Company has elected to account for its stock-based compensation plan under APB No. 25; however, the Company has computed for pro forma disclosure purposes the value of all options granted during 1996 and 1997 using the Black-Scholes option pricing model as prescribed by SFAS No. 123 using the following weighted assumptions used for grants in 1996, 1997, and 1998:

                                                        1996              1997            1998
                                                        ----              ----            ----
         Risk-free interest rate                      5.4%-6.5%         5.7%-6.5%       4.0%-5.5%
         Expected dividend yield                         --                --                --
         Expected lives                               Five years        Five years      Five years
         Expected volatility                          65%               65%             65%

         The total value of the options granted during the years ended December 31, 1996, 1997, and 1998 were computed as approximately $350,000, $4,506,000, and $8,592,000, respectively, which would be amortized over the vesting period of the options. If the Company had accounted for these plans in accordance with SFAS No. 123, the Company's reported earnings and pro forma earnings and net income per share and pro forma net income per share for the years ended December 31, 1996, 1997, and 1998 would have decreased in the following amounts (in thousands, except per share amounts):

                                                                         Pro Forma
                                                                    --------------------        ACTUAL
                                                                     1996           1997          1998
                                                                     ----           ----          ----
        Net income or pro forma net income:
          As reported in the financial statements                   $4,071       $ 2,898       $ 8,540
          Pro forma in accordance with SFAS No. 123                  3,872         2,531         6,578
        Basic earnings per share:
          As reported in the financial statements                   $ 0.39       $  0.30       $ 0.41
          Pro forma in accordance with SFAS No. 123                   0.22          0.13         0.32
        Diluted earnings per share:
          As reported in the financial statements                   $ 0.38       $  0.28       $ 0.38
          Pro forma in accordance with SFAS No. 123                   0.21          0.12         0.30


8.       GEOGRAPHIC INFORMATION

         The Company is a multinational corporation operating in a single segment as defined by SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The following represents total revenues, net income, and total assets of the following geographic segments representing over 10% of the combined totals for the years ended December 31, 1996, 1997, and 1998 (in thousands):

                                                            1996           1997           1998
                                                            ----           ----           ----
     United States:
         Total revenues                                   $38,049       $54,424        $73,960
         Net income                                         5,504         3,969          6,424
         Total assets                                      25,897        54,078         69,988
     Europe:
         Total revenues                                     4,292         7,347          9,939
         Net income                                           452         1,680          1,733
         Total assets                                       3,270         4,594          6,830
     Other:
         Total revenues                                     5,680         4,749         13,182
         Net income                                           940           167            383
         Total assets                                          --           189          1,666


9.       STOCK RECAPITALIZATION

         On February 7, 1997, the Company and Inventions recapitalized their authorized, issued, and outstanding common stock by declaring a stock dividend of 99 shares of nonvoting common stock with respect to each outstanding share of voting common stock. In connection with the stock dividend, the Company amended its articles of incorporation to increase its authorized capital stock to 2,000,000,000 shares, consisting of 20,000,000 shares of voting common stock and 1,980,000,000 shares of nonvoting common stock, and Inventions amended its articles of incorporation to increase its authorized capital stock to 10,000 shares, consisting of 100 shares of voting common stock and 9,900 shares of nonvoting common stock. Concurrently, on the effective date of the Offering, the Company effected a 100 to 1 reverse stock split to return the number of authorized shares to 20,000,000 shares and issued and outstanding shares to 8,000,000 shares. Accordingly, the financial statements reflect the capitalization of the Company as if the stock dividend and the reverse stock split occurred at the beginning of each period presented.

         Additionally, following the completion of the Offering, the Company's authorized capital stock consists of 100,000,000 shares of common stock, no par value per share, and 20,000,000 shares of preferred stock, no par value per share.


10.      SUBSEQUENT EVENT

         The Company is a party to litigation instituted by a competitor of the Company, EIS International, Inc. ("EIS"), relating to the recent acquisition by the Company of eShare.com, Inc. The Company has filed counterclaims against EIS. The Company believes that the action filed by EIS is without merit and the Company intends to vigorously defend against the action.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   ESHARE TECHNOLOGIES, INC.


                   By:  /s/ Gregory Riedel
                        --------------------------------------------------------
                        Gregory Riedel
                        Vice President - Administration, Chief Financial Officer and Treasurer
                        (Principal Financial Officer and Principal Accounting Officer)

                   Date:  December 20, 1999